SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A
                                (Rule 14a-101)

                           INFORMATION REQUIRED IN
                               PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934

Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ] Preliminary proxy statement     [ ] Confidential, for Use of the
                                        Commission Only (as
[X] Definitive proxy statement          permitted by Rule
                                        14a-6(e) (2) )
[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           PULTE CORPORATION
               -------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                          _________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies: ______
        ______________________________________________________________________

    (2) Aggregate number of securities to which transaction applies: ________
        ______________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ______________________________________________________________________

    (4) Proposed maximum aggregate value of transaction: _____________________
        ______________________________________________________________________

    (5) Total fee paid: ______________________________________________________

[ ] Fees paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid: _____________________________________________

     (2) Form, schedule or registration statement no.: _______________________

     (3) Filing party: _______________________________________________________

     (4) Date filed: _________________________________________________________



                              PULTE CORPORATION

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held May 9, 1997

To the Shareholders of Pulte Corporation:

      The Annual Meeting of Shareholders of Pulte Corporation (the "Company") will be held at the Michigan State University Management Education Center, Room 104, 811 West Square Lake Road, Troy, Michigan, on Friday, May 9, 1997, at 10:00 a.m., Eastern Daylight Time, to consider and act upon the following matters:

            (1) The election of two directors.

            (2) Such other business as may properly come before the meeting.

      Only shareholders of record at the close of business on March 14, 1997 will be entitled to vote at the meeting.

      Your attention is called to the attached proxy statement and the accompanying proxy. Please sign and return the proxy in the enclosed envelope; no postage is required if this proxy is mailed in the United States. If you attend the meeting, you may withdraw your proxy and vote your own shares.

      A copy of the Annual Report of the Company for the fiscal year ended December 31, 1996 accompanies this Notice.

                                               By Order of the Board of
                                               Directors

                                               JOHN R. STOLLER
                                               Secretary

Bloomfield Hills, Michigan
March 31, 1997


                              PULTE CORPORATION
                    33 Bloomfield Hills Parkway, Suite 200
                       Bloomfield Hills, Michigan 48304

            PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held May 9, 1997

General Information

      The Annual Meeting of Shareholders of Pulte Corporation (the "Company") will be held at the Michigan State University Management Education Center, Room 104, 811 West Square Lake Road, Troy, Michigan, on Friday, May 9, 1997, at 10:00 a.m., Eastern Daylight Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The approximate mailing date for this proxy statement and proxy is March 31, 1997.

      It is important that your shares be represented at the meeting. If it is impossible for you to attend the meeting, please sign and date the enclosed proxy and return it to the Company. The proxy is solicited by the Board of Directors of the Company. Shares represented by valid proxies in the enclosed form will be voted if received in time for the Annual Meeting. Expenses in connection with the solicitation of proxies will be borne by the Company and may include requests by mail and personal contact by its directors, officers and employees. The Company will reimburse brokers or other nominees for their expenses in forwarding proxy materials to principals. Any person giving a proxy has the power to revoke it any time before it is voted.

Voting Securities And Principal Holders

      Only holders of record of shares of the Company's Common Stock, $.01 par value (the "Common Stock"), at the close of business on March 14, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or adjournments of the Annual Meeting. Each share of Common Stock has one vote. On the Record Date, there were issued and outstanding 23,326,405 shares of Common Stock.

                                      1



      The following table sets forth information with respect to persons known to the Company to be the beneficial owners of more than five percent of the outstanding Common Stock:

                                                                                  Percent of Outstanding
                   Name and Address                        Amount and Nature      Shares of Common Stock
                 of Beneficial Owner                    of Beneficial Ownership      as of Record Date
                 -------------------                    -----------------------   --------------------
William J. Pulte
33 Bloomfield Hills Parkway
Suite 200
Bloomfield Hills, MI 48304 ..........................          5,544,935(a)                23.8

FMR Corp.
82 Devonshire Street
Boston, MA 02109 (b) ................................          2,685,661                   11.5

Sanford C. Bernstein & Co., Inc.
767 Fifth Avenue
New York, NY 10153 (c) ..............................          2,380,801                   10.2

James Grosfeld
20500 Civic Center Drive
Suite 3000
Southfield, MI 48076 ................................          2,325,000                   10.0

(a) Includes 76,875 shares of Common Stock which Mr. Pulte has the right to acquire within 60 days of the Record Date pursuant to the Company's stock option plans and 5,468,060 shares of Common Stock which are owned by various testamentary trusts and grantor retained annuity trusts of which Mr. Pulte is the sole trustee and income beneficiary.

(b) This information is based on a Schedule 13G dated February 14, 1997 which was filed by FMR Corp. on behalf of itself, Fidelity Management & Research Company, Edward C. Johnson 3rd and Abigail P. Johnson. According to such
    Schedule 13G: (i) Edward C. Johnson 3rd and FMR Corp. have sole voting power over 52,833 shares and sole investment power over 2,685,661 shares; and (ii) the Boards of Trustees of the various Fidelity Fund investment companies have sole voting control over 2,632,828 shares.

(c) This information is based on a Schedule 13G dated January 30, 1997 which was filed by Sanford Bernstein & Co., Inc. According to such Schedule 13G: Sanford Bernstein & Co., Inc. (i) holds the shares for the accounts of discretionary clients and (ii) has sole voting power over 931,560 shares and shared voting power (with clients who have appointed an independent voting agent with instructions to vote the shares in the same manner as Sanford Bernstein & Co., Inc.) as to 470,724 shares.

                            I. ELECTION OF DIRECTORS

      The Board of Directors proposes that Michael D. Hollerbach and Alan E. Schwartz be elected as directors of the Company to hold office until the Annual Meeting of the Shareholders in 2000 or, in each case, until his successor is elected and qualified.

      The persons named in the accompanying proxy intend to vote all valid proxies received by them for the election of the foregoing nominees, unless such proxies are marked to the contrary. The two

                                      2



nominees receiving the greatest number of votes cast at the meeting or its adjournment shall be elected. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining which nominees receive the greatest number of votes cast, but they will be counted for purposes of determining whether a quorum is present. If a nominee is unable or declines to serve, which is not anticipated, it is intended that the proxies will be voted in accordance with the best judgment of the proxy holder. The following information is furnished with respect to each nominee for election as a director, with respect to each director whose term of office as a director will continue after this meeting, with respect to each executive officer of the Company named in the Summary Compensation Table below and with respect to all named directors and all executive officers of the Company, as a group:


                                                                                               Percentage of
                                                                            Shares of       Outstanding Shares
                                                                          Common Stock       of the Company's
                                                Positions and            of the Company        Common Stock
         Name and Year                         Offices with the           Beneficially         Beneficially
          First Became                        Company and Other            Owned as of          Owned as of         Term
           a Director              Age      Principal Occupations      the Record Date(a)     the Record Date    to Expire
         -------------             ---      ----------------------     ------------------     ---------------    ---------
                                         Nominees for Election as Directors

Michael D. Hollerbach (1993) ..    43     Executive Vice President
                                            and Chief Financial
                                            Officer of the Company  .          93,086(b)             *              2000
Alan E. Schwartz (1972) .......    71     Partner of the law firm of
                                            Honigman Miller Schwartz
                                            and Cohn, which firm
                                            serves as counsel to the
                                            Company  ................          27,500                *              2000

                                           Directors Continuing in Office

Howard P. Berkowitz (1984) ....    56     General and Managing
                                            Partner of HPB
                                            Associates L.L.C.  ......          -0-                   *              1998
Robert K. Burgess (1985) ......    52     President and Chief
                                            Executive Officer of the
                                            Company  ................         292,320(c)            1.3             1999
William J. Pulte (1956) .......    64     Chairman of the Board of
                                            the Company  ............       5,544,935(d)           23.8             1998
Ralph L. Schlosstein (1996) ...    46     President of BlackRock
                                            Financial Management,
                                            Inc.  ...................          -0-                   *              1999
John J. Shea (1995) ...........    59     Vice Chairman, President
                                            and Chief Executive
                                            Officer of Spiegel, Inc.           -0-                   *              1999
Francis J. Sehn (1995) ........    78     Chief Executive Officer of
                                            The Fran Sehn Company  ..           1,000                *              1998

                                              Other Executive Officers

Michael A. O'Brien ............    44     Senior Vice President --
                                            Corporate Development  ..          10,100(e)             *
James A. Weissenborn ..........    40     Vice President and
                                            Treasurer  ..............          15,075(f)             *
All nominees for director, all
  continuing directors
  and all executive officers,
  as a group (14 persons) ..........................................        6,023,866(g)           25.8

----------------
* Less than 1%.

(a) All directors and executive officers named herein have sole voting power and sole investment power with respect to shares of Common Stock beneficially owned, except as otherwise noted below.

(b) Includes 92,875 shares of Common Stock that Mr. Hollerbach has the right to acquire within 60 days of the Record Date pursuant to the Company's stock option plans.

                                      3



(c) Includes 287,225 shares of Common Stock that Mr. Burgess has the right to acquire within 60 days of the Record Date pursuant to the Company's stock option plans, 1,474 shares of Common Stock held in an IRA account for the benefit of Mr. Burgess, and 3,621 shares of Common Stock owned by Mr. Burgess jointly with his wife.

(d) Includes 76,875 shares of Common Stock that Mr. Pulte has the right to acquire within 60 days of the Record Date pursuant to the Company's stock option plans, and 5,468,060 shares of Common Stock which are owned by various testamentary trusts and grantor retained annuity trusts of which Mr. Pulte is the sole trustee and income beneficiary.

(e) Includes 10,000 shares of Common Stock that Mr. O'Brien has the right to acquire within 60 days of the Record Date pursuant to the Company's stock option plans, and 100 shares of Common Stock owned jointly with his wife.

(f) Includes 14,500 shares of Common Stock that Mr. Weissenborn has the right to acquire within 60 days of the Record Date pursuant to the Company's stock option plans.

(g) Includes 521,225 shares of Common Stock that executive officers of the Company have the right to acquire within 60 days of the Record Date pursuant to the Company's stock option plans, includes 1,474 shares of Common Stock held in an IRA account, and includes 3,721 shares owned jointly with spouses and the shares owned by the various trusts referenced in (d) above.

Other Information Relating To Directors

      The following is a brief account of the business experience during the past five years of each member or nominee of the Board of Directors of the Company.

      Mr. Hollerbach has been Executive Vice President and Chief Financial Officer since June 1993. Previously, he was Senior Vice President and President of Financial Services of the Company since July 1989. Prior to that date, Mr. Hollerbach served in various capacities with Company subsidiaries which included Chief Executive Officer of Pulte Financial Companies, Inc. and Chief Financial Officer of ICM Mortgage Corporation.

      Mr. Schwartz is a partner of the law firm of Honigman Miller Schwartz and Cohn, Detroit, Michigan, which firm serves as counsel to the Company and its subsidiaries. It is expected that such law firm will continue to be retained by the Company and its subsidiaries in the current fiscal year. Mr. Schwartz is a director of Core Industries Inc., The Detroit Edison Company, DTE Energy Company, Handleman Company, Howell Industries, Inc. and Unisys Corporation.

      Mr. Berkowitz is General and Managing Partner of HPB Associates, L.L.C., a private investment firm.

      Mr. Burgess has been President of the Company since October 1985. In addition, Mr. Burgess was appointed Chief Executive Officer of the Company in January 1993.

      Mr. Pulte was appointed Chairman of the Board of the Company in January 1991. Mr. Pulte served as Chief Executive Officer of the Company from January 1991 through December 1992, and as Co-Chairman of the Executive Committee of the Board of Directors from April 1990 through March 1995.

      Mr. Schlosstein is President of BlackRock Financial Management, Inc., an investment management firm. Mr. Schlosstein is President and Director of The BlackRock Income Trust, Inc., The

                                      4



      BlackRock Target Term Trust, Inc., The BlackRock Advantage Term
      Trust, Inc., The BlackRock Strategic Term Trust, Inc., The BlackRock 1998 Term Trust, Inc., The BlackRock Municipal Target Term Trust, Inc., The BlackRock North American Government Income Trust, Inc., The BlackRock Insured Municipal Term Trust, Inc., The BlackRock Investment Quality Term Trust, Inc., The BlackRock 2001 Term Trust, Inc., The BlackRock Insured Municipal 2008 Term Trust, Inc., The BlackRock California Insured Municipal 2008 Term Trust, Inc., The BlackRock New York Insured Municipal 2008 Term Trust, Inc., The BlackRock Florida Insured Municipal 2008 Term Trust, The BlackRock 1999 Term Trust, Inc., The BlackRock Investment Quality Municipal Trust, Inc., The BlackRock Florida Investment Quality Municipal Trust, The BlackRock California Investment Quality Municipal Trust, Inc., The BlackRock New York Investment Quality Municipal Trust, Inc., The BlackRock New Jersey Investment Quality Municipal Trust, Inc., The BlackRock Broad Investment Grade 2009 Term Trust, Inc., The BlackRock 1998 Term Fund, Inc., and The BlackRock 1999 Term Fund, Inc. Mr. Schlosstein is President of BlackRock MQE Investors, Inc., BlackRock Asset Investors, BlackRock Fund Investors I, BlackRock Fund Investors II, and BlackRock Fund Investors III.

      Mr. Sehn is Chief Executive Officer of the Fran Sehn Company, an international engineering consulting service. Mr. Sehn also served as Chairman of Comau Productivity Systems until his retirement in 1991.

      Mr. Shea is Vice Chairman of the Board of Directors, President and Chief Executive Officer of Spiegel, Inc., an international multichannel specialty retailer. Mr. Shea is a director of Nalco, Inc.

      During 1996, the Board of Directors held five meetings and acted by written consent on four other occasions.

Committees Of The Board Of Directors

      The Company has a standing Audit Committee, the current members of which are Howard P. Berkowitz and Ralph L. Schlosstein. During 1996, the Audit Committee held two meetings and had informal discussions in lieu of additional meetings. The duties of the Audit Committee are, briefly: recommending to the Board of Directors the engaging and discharging of the Company's independent auditors; reviewing with the independent auditors the scope and results of the audit; approving professional services to be provided by the independent auditors, including the fee arrangement; reviewing the Company's internal auditing, accounting and financial controls; and reviewing the Company's accounting principles and practices.

      The Company has a standing Compensation Committee, the current members of which are Francis J. Sehn and John J. Shea. During 1996, the Compensation Committee met three times, acted by written consent on one occasion and had informal discussions in lieu of additional meetings. The duties of the Compensation Committee are, briefly: establishing compensation arrangements for key executives and directors, as authorized by the Board of Directors; recommending to the Board compensation plans in which officers or directors are eligible to participate; and administration of the Company's long-term compensation and stock option plans, including granting of options thereunder.

      The Company has a standing Nominating Committee, the current members of which are William J. Pulte, Robert K. Burgess, James Grosfeld, and Alan E. Schwartz. During 1996, the Nominating Committee had informal discussions in lieu of meetings. The Nominating Committee considers the

                                      5



performance of incumbent directors and recommends nominees for election as directors. The Nominating Committee will consider nominees for directors recommended by shareholders, if such nominations are made in accordance with the Company's Bylaws. Shareholders desiring to recommend nominees for directors for the Annual Meeting to be held in 1998 should submit such recommendations to the Chairman of the Board at 33 Bloomfield Hills Parkway, Suite 200, Bloomfield Hills, Michigan 48304, no later than November 29, 1997.

Compensation Of Executive Officers And Directors

   Summary Compensation Table

      The following table sets forth information for each of the fiscal years ended December 31, 1996, 1995 and 1994 concerning the compensation of the Company's Chief Executive Officer and of each of the Company's other four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000:

                          SUMMARY COMPENSATION TABLE

                                                               Annual Compensation     Long Term Compensation
                                                               ---------------------   ------------------------

                                                                                       Awards (1)     Payouts
                                                                                      ------------    -------   All Other
                                                                                         Shares        LTIP       Compen-
                      Name and                                                         Underlying     Payouts     sation
                 Principal Position                    Year   Salary ($)   Bonus ($)   Options (#)      ($)       ($)(2)
                 ------------------                    ----   ----------   ---------   -----------      ---       ------
 William J. Pulte, Chairman of the Board               1996    400,000      450,000        -0-          -0-         1,500
                                                       1995    400,000      450,000        -0-          -0-         1,500
                                                       1994    400,000      650,000       66,300        -0-       601,500
 Robert K. Burgess, President and Chief Executive      1996    400,000      450,000        -0-          -0-         1,500
   Officer                                             1995    400,000      450,000      502,200     1,213,600(3)   1,500
                                                       1994    400,000      650,000       66,300        -0-         1,500
 Michael D. Hollerbach, Executive Vice President and   1996    300,000      280,000        -0-         214,688(3)   1,500
   Chief Financial Officer                             1995    300,000      280,000      303,900       426,547(3)   1,500
                                                       1994    300,000      400,000       41,400        -0-         1,500
 Michael A. O'Brien, Senior Vice President --          1996    175,000      150,000        -0-          -0-         1,200
   Corporate Development                               1995    160,000      120,000       90,000        -0-           900
                                                       1994    150,000       80,000       15,000        -0-           600
 James A. Weissenborn, Vice President and Treasurer    1996    175,000      125,000        -0-          -0-         1,500
                                                       1995    165,000      100,000       75,000        -0-         1,500
                                                       1994    160,000      180,000       10,000        -0-         1,500

(1) Grants for 1994 are based on the executive's performance in the prior year. Grants shown for 1995 consist of (i) options granted on January 17, 1995 in respect of the executive's performance in 1994 and (ii) options granted on December 13, 1995.

(2) Except for Mr. Pulte, the entire amount shown represents Company matching contributions allocated to the executive officer for such year under the Company's 401(k) Plan. The amount shown

                                      6



    for Mr. Pulte for 1994 also includes $600,000 which was paid to Mr. Pulte in 1995 following a determination by the Compensation Committee that such a payment should be made in lieu of a 1995 grant of stock options to Mr. Pulte with respect to his performance in 1994 (such stock options were granted to other executive officers of the Company).

(3) Represents profits realized on sales of Common Stock following exercise of stock options with respect to such Common Stock.


Aggregated Option Exercises and Fiscal Year-End Option Value Table

      The following table sets forth information concerning each exercise of stock options during the fiscal year ended December 31, 1996 by each of the executive officers named in the Summary Compensation Table above and the value of unexercised options held by such persons as of December 31, 1996:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                                          Value of Unexercised
                           Shares                     Shares Underlying Unexercised         In-the-Money
                          Acquired                        Options at FY-End (#)          Options at FY-End ($)
                            on             Value      -----------------------------   ---------------------------
          Name           Exercise (#)   Realized ($)    Exercisable    Unexercisable   Exercisable   Unexercisable
          ----           ------------   ------------    -----------    -------------   -----------   -------------
 William J. Pulte             -0-            -0-           45,725          78,875          -0-            -0-
 Robert K. Burgess            -0-            -0-          190,525         621,075       2,849,062       510,572
 Michael D. Hollerbach      15,000         214,688         41,150         380,750         143,125       319,213
 Michael A. O'Brien           -0-            -0-            3,750         101,250          -0-           42,375
 James A. Weissenborn         -0-            -0-            8,000          86,000          83,499        25,062

   Compensation of Directors

      Under the Company's standard arrangements, each non-employee director of the Company receives an annual director's fee in the amount of $20,000 and $1,500 for attendance at Board or Committee meetings. The Chairperson of each Committee also receives an annual payment of $1,000 for each Committee over which he presides. Reimbursement is made for out-of-pocket expenses incurred by any director to attend meetings. Directors may elect to defer the receipt of all or any part of their annual retainer and meeting and chairperson fees for payment in the future, as well as earnings based upon various investment alternatives (including earnings based upon the performance of Company stock). Employee directors of the Company do not receive any additional compensation for services as a director.

   Compensation Committee Interlocks and Insider Participation

      Neither of the Compensation Committee members are or ever were an officer or employee of the Company or any of its subsidiaries.

                                      7



   Arrangements with James Grosfeld

      Mr. Grosfeld, who is the owner of 10.0% of the outstanding Common Stock as of the Record Date, resigned as Chairman of the Board and Chief Executive Officer of the Company on April 27, 1990. Effective upon Mr. Grosfeld's resignation, he and the Company entered into a consulting agreement (the "Consulting Agreement") pursuant to which Mr. Grosfeld agreed to serve as Co-Chairman of the Executive Committee of the Board of Directors for as long as he served as a director and to provide consulting services requested by the Company in connection with certain financial transactions, diversification opportunities, the acquisition and ownership of thrift institutions and other financial institutions, and other matters requested by the Company. In exchange for such services, Mr. Grosfeld receives a monthly consulting fee of $41,667 and monthly payments of $4,167 for his office and secretarial expenses relating to such services. The Consulting Agreement, which initially provided for termination on the earlier of April 30, 1994 or Mr. Grosfeld's death or total disability, was extended in December 1992 for an additional period ending on November 30, 1998. The Consulting Agreement also contained provisions (now expired) which would have obligated the Company to make certain payments to Mr. Grosfeld upon his death or disability.

      In November 1990, the Company and Mr. Grosfeld entered into an agreement (the "Agreement") pursuant to which the Company acknowledged, and agreed to pay Mr. Grosfeld for, certain extraordinary contributions rendered by him while he served as Chairman of the Board and Chief Executive Officer of the Company, including his efforts in connection with the Company's thrift acquisitions and related matters. In addition, Mr. Grosfeld agreed (i) through the earlier of November 30, 1998 or his death or total disability, to provide advisory services to the Company and its subsidiaries in connection with the Company's thrift operations and litigation involving the Company, the Company's thrift operations and other subsidiaries of the Company, (ii) to extend his existing agreement not to compete with the Company (which includes protection against disclosure of confidential information and trade secrets) for an additional three-year period ending on November 30, 1998 and
(iii) to certain other restrictions on his activities through November 30, 1998. In consideration for all of the foregoing, the Company agreed to pay Mr. Grosfeld $23,987 per month for a period of 25 years.

   Board Compensation Committee Report on Executive Compensation

      General. The Compensation Committee's overall compensation philosophy applicable to the Company's executive officers is to provide a compensation program that is intended to attract and retain qualified executives for the Company and to provide them with incentive to achieve Company goals and increase shareholder value. The Compensation Committee implements this philosophy by establishing salaries, bonuses, long-term compensation plans and stock option programs. The Compensation Committee's current policy is not to provide pension or other retirement plans for the Company's employees other than its 401(k) plan.

      Salaries. The Compensation Committee's policy is to provide salaries that in most cases are less than those of similar executive officers in similar companies. The Compensation Committee determines comparable salaries through Company research and the research of consultants concerning the salaries paid by the Company's competitors.

      Bonuses. The Compensation Committee's policy is to provide a significant portion of executive officers' total compensation through annual bonuses as incentives to achieve the Company's financial and operational goals and increase shareholder value. The Company's bonus arrangements for its executive

                                      8



officers are intended to make a major portion of each executive officer's compensation dependent on the Company's overall performance. Such bonuses are also intended to link executive compensation to shareholder value and to encourage the executives to act as a team. Bonuses are also intended to recognize the executive's individual contributions to the Company.

      Pursuant to the executive compensation program previously established by the Board of Directors, for the fiscal year ended December 31, 1996, each of the Company's Chairman, President and Chief Executive Officer, and Executive Vice President and Chief Financial Officer could have received a potential bonus of up to 150% (125% in the case of the Executive Vice President and Chief Financial Officer) of his salary based on a return on equity formula which incorporates the Company's 1996 pre-tax income; strategic and operational accomplishments, not directly based on the Company's financial condition or results of operations; the Company's performance against Board-approved financial plans; and certain industry comparisons. The Compensation Committee was also authorized to evaluate each executive's performance during the year, and, where appropriate, to grant an additional discretionary bonus. Bonuses for the Company's other officers are recommended on a discretionary basis to the Compensation Committee by the Company's Chairman of the Board and its Chief Executive Officer based on their evaluations of the individual's performance during the year. The Compensation Committee reviews these evaluations and, with authority delegated by the Board of Directors, establishes discretionary bonuses it deems appropriate.

      Long-Term Compensation. In order to provide management with incentive to achieve the long-term growth and profitability goals of the Company, in 1995 the Compensation Committee and the Board approved a Long-Term Compensation Plan for the key employees of the Company and its subsidiaries. The Long-Term Compensation Plan was approved by the shareholders of the Company at the 1996 Annual Meeting of the Company's shareholders. The Long-Term Compensation Plan establishes certain Company performance thresholds relating to return on equity, return on invested capital, pretax income and target business mix for the period between January 1, 1996 and December 31, 1999. These performance thresholds must be met or exceeded in order for the key employees to earn an award. The maximum award for any employee under the Long-Term Compensation Plan is $4.7 million.

      Stock Options. The Compensation Committee's policy is to award stock options to the Company's officers in amounts reflecting the participant's position and ability to influence the Company's overall performance. Options are intended to provide participants with an increased incentive to make contributions to the long-term performance and growth of the Company, to join the interests of participants with the interests of shareholders of the Company, and to attract and retain qualified employees. The Compensation Committee's policy has generally been to grant options with a term of 10 years (in certain cases, with portions exercisable over shorter periods) to provide a long-term incentive, and to fix the exercise price of the options at or in excess of the fair market value of the underlying shares on the date of grant. Such options only have value if the price of the underlying shares increases above the exercise price.

      No stock options were granted to executive officers of the Company in 1996.

      1996 Compensation Decisions Regarding Robert K. Burgess. The Compensation Committee approved a $450,000 bonus for Mr. Burgess for calendar 1996. The bonus was based on the Company's financial and operational performance. While the Company's financial performance was strong compared to 1995 performance and substantially met or exceeded many of the financial performance targets set forth in the Company's annual plan, the Company's pre-tax income and return on equity targets were not

                                      9



fully achieved. The Company substantially increased its closings, gross revenues and net new orders from 1995 levels. The Company also took significant steps to ensure profitable growth in existing and new markets, and made considerable progress in the implementation of various process improvement methodologies and certain key business initiatives. Mr. Burgess did not participate in the approval of his own compensation, but did participate in the discussion of the Company's performance for 1996.

      Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officer and four other most highly compensated executive officers. The Company believes that Section 162(m) does not apply to stock options currently outstanding or subsequently granted under the Company's existing stock option plans.

      Section 162(m) provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company currently intends to structure grants under future stock option plans in a manner that complies with this statute. The Company does not currently intend to structure the discretionary annual bonus for executive officers described under "Bonuses" above to comply with Section 162(m). Such bonuses do not meet Section 162(m)'s requirement that they be "payable solely on account of the attainment of one or more performance goals." The Company believes the annual discretionary bonuses, as currently structured, best serve the interests of the Company and its shareholders by allowing the Company to recognize an executive officer's contribution as appropriate. The Company believes that the Long-Term Compensation Plan is structured to comply with Section 162(m).

                                               By The Compensation Committee
                                               Francis J. Sehn
                                               John J. Shea

                                      10



Performance Graph

      The following line graph compares for the fiscal years ended December 31, 1992, 1993, 1994, 1995 and 1996 (i) the yearly cumulative total shareholder return (i.e., the change in share price plus the cumulative amount of dividends, assuming dividend reinvestment, divided by the initial share price, expressed as a percentage) on the Company's Common Stock, with
(ii) the cumulative total return of the Standard & Poor's 500 Stock Index, and with (iii) the cumulative total return on the common stock of publicly-traded peer issuers deemed by the Company to be its principal competitors in its homebuilding line of business (assuming dividend reinvestment and weighted based on market capitalization at the beginning of each year):

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
           Among Pulte Corporation, S&P 500 Index and Peer Index
                       Fiscal Year Ending December 31


                  1991     1992      1993      1994     1995      1996
                  ----     ----      ----      ----     ----      ----
Pulte              100      129       157       100      148       137
S&P 500            100      108       118       120      165       202
Peer Index**       100      111       144        84      125       123

 * Assumes $100 invested on January 1, 1991 and the reinvestment of dividends.

** Includes Centex Corporation, Continental Homes Holding Corporation, Del
   Webb Corporation, Hovnanian Enterprises, Inc., Kaufman & Broad Home Corporation, Lennar Corporation, The Ryland Group, Inc., Standard Pacific Corporation, Toll Brothers, Inc. and UDC Homes, Inc., except that UDC Homes, Inc. was excluded from the index beginning in 1995 because it ceased to be publicly traded.

                                      11


                               II. OTHER MATTERS

Relationship With Independent Auditor

      Ernst & Young LLP is the independent auditor for the Company and its subsidiaries and has reported on the Company's consolidated financial statements included in the Annual Report of the Company which accompanies this proxy statement. The Company's independent auditor is appointed by the Board of Directors. The Board of Directors has reappointed Ernst & Young LLP as independent auditor for the year ending December 31, 1997.

      Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement at the meeting if they desire to do so. The representatives will also be available to respond to appropriate questions.

Other Proposals

      Neither the Company nor the members of its Board of Directors intend to bring before the Annual Meeting any matters other than those set forth in the Notice of Annual Meeting of Shareholders, and they have no present knowledge that any other matters will be presented for action at the meeting by others. If any other matters properly come before such meeting, however, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment.

      A shareholder proposal which is intended to be presented at the Annual Meeting of Shareholders to be held in 1998 must be received by the Company at its principal executive offices, 33 Bloomfield Hills Parkway, Suite 200, Bloomfield Hills, Michigan, 48304 by November 29, 1997.

                           By Order of the Board of
                                               Directors

                                               JOHN R. STOLLER
                                               Secretary

Dated: March 31, 1997

                               12

[FRONT OF PROXY CARD]

                             PULTE CORPORATION

        PROXY SOLICITED BY THE BOARD OF DIRECTORS OF PULTE CORPORATION
                 ANNUAL MEETING OF SHAREHOLDERS - MAY 9, 1997


William J. Pulte and Robert K. Burgess, and each of them, are hereby authorized to represent and vote the stock of the undersigned at the Annual Meeting of Shareholders to be held May 9, 1997, and at any adjournment or adjournments thereof.

The shares represented by this proxy will be voted in accordance with specifications made herein. If no specifications are made, this proxy will be voted FOR the election of the nominees for director listed on the reverse side of this proxy card.


               PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN
                      PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.



HAS YOUR ADDRESS CHANGED?                       DO YOU HAVE ANY COMMENTS?

_________________________                       _________________________

_________________________                       _________________________

_________________________                       _________________________




[BACK OF PROXY CARD]

Please mark your votes as indicated in this example /X/


PULTE CORPORATION


RECORD DATE SHARES:


Please be sure to sign and date this proxy.        Date______________________


________________________________             ________________________________
Shareholders sign here                              Co-owner sign here



1. Election of Directors for term expiring in 2000.


                                              With-         For All
                                       For    hold          Except

                                      /   /    /   /          /   /
      Michael D. Hollerbach
      Alan E. Schwartz               /   /    /   /          /   /


NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee's name. Your shares will be voted for the remaining nominee.


2. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

   Mark box at right if an address change or comment has been noted on the
   reverse side of this card.                 /  /





The undersigned hereby acknowledges receipt of the notice of said Annual Meeting of Shareholders, the proxy statement relating thereto and the Annual Report for 1996.


The undersigned hereby ratifies revokes any proxy or proxies heretofore given to vote such stock and hereby ratifies and confirms all that said attorneys and proxies, or other substitutes, may do by virtue hereof. If only one attorney and proxy shall be present and acting, then that one shall have and may exercise all the powers of said attorneys and proxies.


The signature of shareholder should correspond exactly with the name stenciled hereon. Joint owners should sign individually. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

    PLEASE MARK, DATE, SIGN AND RETURN PROXY CARD PROMPTLY USING THE
                       ENCLOSED ENVELOPE.
      NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.